Exhibit 23.2





                     INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of Automatic Data Processing, Inc. on Form S-8 (which Registration Statement incorporates by reference Automatic Data Processing, Inc.'s earlier Registration Statement No. 33-38365 on Form S-8) of our reports dated August 11, 1995, appearing in and incorporated by reference in the Annual Report on Form 10-K of Automatic Data Processing, Inc. for the year ended June 30, 1995.


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
New York, New York
August 14, 1996